Exhibit 10.14

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

LR8 INVESTORS, LLC

THIS FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF LR8 INVESTORS, LLC (this “Amendment”) is dated as of January 11, 2011 between MFCI8 LR, LLC, a Delaware limited liability company (“Westbrook”), and The New Home Company Southern California LLC, a Delaware limited liability company (“Sponsor”).

A.        Westbrook and Sponsor entered into that certain Limited Liability Company Agreement of LR8 Investors, LLC dated as of September 22, 2010 (the “Agreement”). Initially capitalized terms that are not otherwise defined in this Amendment shall have the meaning assigned to such terms in the Agreement.

B.        Westbrook and Sponsor desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and other good and valuable consideration, the parties agree as follows:

1.         Defined Terms.   The definition of “Construction Contract” in Section 1.01 of the Agreement is deleted in its entirety and replaced with the following:

“Construction Management Agreement” means the Construction Management Agreement to be entered into by LR8 Owner and General Contractor in a form approved by the Executive Committee and General Contractor.

All references in the Agreement to the Construction Contract shall be deemed to be to the Construction Management Agreement as amended hereby.

2.         Miscellaneous.

(i)        Except as provided in this Amendment, the Agreement is unchanged, shall remain in full force and effect and shall be binding upon the parties in accordance with its terms.

(ii)       Each provision of this Amendment shall be severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable and legal.

(iii)      In the event of any conflict between the provisions of this Amendment and the Agreement in existence prior to the effectiveness of this Amendment or any other document or instrument governing the affairs of the Company, the provisions of this Amendment shall prevail.

(iv)      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within that State.

3.        Counterparts; Telefacsimile Execution.    This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original counterpart of this Amendment, but the failure to deliver an original counterpart shall not affect the validity, enforceability and binding effect of this Amendment. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to form one (1) document.

[Signature Page Follows Immediately]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above-written.

SPONSOR:	THE NEW HOME COMPANY SOUTHERN
CALIFORNIA LLC,
a Delaware limited liability company

By:
	Name:	Thomas O. Redwitz
	Its:	President The New Home Company Southern California LLC

WESTBROOK:	MFCI8 LR, LLC,
a Delaware limited liability company

By:
Kashif Z. Sheikh
Authorized Representative